UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Bayview Circle, Suite 400, Newport Beach, California 92660

(Address of principal executive offices, including zip code)

949-242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, Alliance HealthCare Services, Inc. (the “Company”) announced that Rhonda Longmore-Grund has been appointed, effective March 10, 2016, as the Company’s new Executive Vice President and Chief Financial Officer. Ms. Longmore-Grund will replace Howard K. Aihara who will cease serving as the Company’s Executive Vice President and Chief Financial Officer effective as of March 10, 2016.

Ms. Longmore-Grund, age 53, most recently served as the Senior Vice President and Chief Financial Officer for Printronix, a privately-held global industrial technology design and manufacturing company from November, 2009 to February, 2016. Previously, she has held senior management positions at Ingram Micro, Inc., Exult, Inc. and Velocium. Ms. Longmore-Grund received a B.A. from the University of Massachusetts at Amherst and an M.A.L.D. from the Fletcher School of Law and Diplomacy at Tufts University. None of the aforementioned corporations is a parent, subsidiary or other affiliate of the Company. There is no arrangement or understanding between Ms. Longmore-Grund and any other persons pursuant to which she was appointed as an officer of the Company, and there is no family relationship between Ms. Longmore-Grund and any directors or executive officers of the Company.

Ms. Longmore-Grund’s Compensation

Pursuant to the terms of an offer letter, dated as of February 15, 2016, by and between Ms. Longmore-Grund and the Company, Ms. Longmore-Grund will receive (i) an annual base salary of $300,000; (ii) an annual performance bonus subject to the terms of the Company’s Executive Incentive Plan, with a target bonus opportunity of 75% of her annual base salary; and (iii) a signing bonus of $50,000. The offer letter provides for an initial option grant to purchase that number of shares of the Company’s common stock having a value equal to $200,000. Subject to Ms. Longmore-Grund’s continued service with the Company, the option will vest in three substantially equal installments on each of the first three annual anniversaries of the date of grant. In addition, the offer letter provides for an award under the Company’s Long-Term Incentive Plan (“LTIP”) with a value equal to 50% of Ms. Longmore-Grund’s base salary. Fifty percent (50%) of the LTIP award will be in the form of options to purchase shares of the Company’s stock, with a vesting schedule as described above, and 50% of the LTIP award will be a cash award that will only be earned subject to the Company’s achievement of a 2016 Adjusted EBITDA target. If earned, the cash LTIP award will vest in three substantially equal installments on December 31 in each of 2016, 2017 and 2018, subject to Ms. Longmore-Grund’s continued service with the Company through each respective vesting date.

The foregoing description of Ms. Longmore-Grund’s offer letter is qualified in its entirety by the text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Board of Directors of the Company has approved the form of the executive severance agreement to be entered into by and between Ms. Longmore-Grund and the Company which provides that in the event that Ms. Longmore-Grund is terminated by the Company without cause or resigns for good reason, conditioned on executing a release of all claims against the Company, she will be entitled to severance and benefits consisting of: (i) eighteen (18) months base salary and one and one-half (1-1/2) times her annual target bonus opportunity, generally payable on a bi-weekly basis over the eighteen (18) months following separation; (ii) payment of the bi-weekly amount of the Company’s employer coverage expense for continuation of the same or equivalent group health insurance, payable over the 18-month salary continuation period; and (iii) reimbursement of up to $35,000 for outplacement services.

Ms. Longmore-Grund will also enter into the Company’s form indemnity agreement for officers and directors, which provides, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company or its subsidiaries, and otherwise to the fullest extent permitted under the General Corporation Law of the State of Delaware and the Company’s bylaws. The foregoing description is qualified in its entirety by the text of the indemnity agreement, the form of which was filed with the Securities and Exchange Commission on July 2, 2001 as Exhibit 10.27 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

Management Promotions

On February 17, 2016, the Company announced the promotion of Richard W. Johns to Chief Operating Officer and Chief Legal Officer, adding oversight to certain business lines including Alliance HealthCare Interventional Partners effective as of such date. Mr. Johns previously served as Executive Vice President and General Counsel. The Company also announced the promotion of Greg Spurlock to President, Oncology and International Business, effective February 17, 2016, adding international business strategy and oversight to his current responsibilities.

On February 17, 2016, the Company issued a press release announcing the appointment of certain officers and other changes in management of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Aihara’s Transition and Separation Agreement

On February 16, 2016, the Board of Directors of the Company approved entering into a Transition and Separation Agreement with Mr. Aihara in connection with Mr. Aihara’s separation and in consideration of his release of any claims against the Company. Mr. Aihara will receive: (i) eighteen (18) months base salary and one and one-half (1-1/2) times his 2016 annual target bonus opportunity, payable in bi-weekly installments over the eighteen (18) months following separation; (ii) payment or reimbursement of COBRA premiums for the earlier of the 18-month salary continuation period or the date on which Mr. Aihara becomes eligible for healthcare coverage under another employer’s plan; (iii) prorated 2016 annual target incentive bonus determined using the financial performance of the Company in 2016 assuming 100% achievement of the individual performance goals; (iv) eligibility to receive a $150,000 transaction bonus in the event that Fujian Thai Hot Investment Co., Ltd., completes its purchase of approximately 5,537,945 shares of the Company common stock (the “Stock Purchase”) on or prior to December 31, 2016, payable in substantially equal installments on each of the closing of the Stock Purchase, the three month anniversary of such closing and the six month anniversary of such closing; (v) a discretionary payment of $350, payable in bi-weekly installments over the 18-month salary continuation period; and (vi) reimbursement of up to $35,000 for outplacement services. Mr. Aihara will continue to be entitled to cash payments earned under the LTIP that vested based upon service through December 31, 2015, his 2015 actual incentive award and any portion of the 2013 annual incentive bonus earned based upon the actual achievement of fixed site return on capital goals. Following Mr. Aihara’s cessation of services as the Company’s Executive Vice President and Chief Financial Officer, Mr. Aihara will remain employed by the Company and will provide transition services through April 30, 2016. During this period, Mr. Aihara will continue to receive his base salary and other benefits.

The foregoing description of Mr. Aihara’s Transition and Separation Agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Offer Letter by and between Rhonda Longmore-Grund and Alliance HealthCare Services, Inc. dated as of February 15, 2016.

10.2 Transition and Separation Agreement by and between Howard K. Aihara and Alliance HealthCare Services, Inc. dated as of February 17, 2016.

99.1 Press Release dated February 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016	ALLIANCE HEALTHCARE SERVICES, INC.

	By:	/s/ Percy C. Tomlinson
		Name:	Percy C. Tomlinson
		Title:	Chief Executive Officer

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